JAMES STAFFORD

James Stafford, Inc.

Chartered Accountants

Suite 350 – 1111 Melville Street

Vancouver, British Columbia

Canada V6E 3V6

Telephone +1 604 669 0711

Facsimile +1 604 669 0754

www.JamesStafford.ca

29 June 2012

Securities and Exchange Commission

100 F Street, NE

Washington, DC  20549

Dear Sirs:

We  were  previously  principal  accountants  for  Bookedbyus  Inc.  (the  “Company”)  and,  under the  date  of  17  August  2011,  we  reported  on  the  financial  statements  of  the  Company  as  of  31

August  2010  and  2009  and  for  the  years  then  ended  and  for  the  period  from  the  date  of

inception  on  27  December  2007  to  31  August  2010.   On  7  November  2011,  we  submitted  our

resignation.   We  have  read  the  Company’s  statements  included  under  Item  11  of  its  Form  S-1 dated  29  June  2012  under  the  heading  “Changes  in  and  Disagreements  with  Accountants  on

Accounting and Financial Disclosure” and we agree with such statements insofar as they relate to our firm.

Yours truly,

“James Stafford”

Chartered Accountants